Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE REPORTS RECORD FISCAL 2014 FINANCIAL RESULTS AND PROVIDES GUIDANCE FOR FISCAL 2015

–	Fourth-quarter revenue increased 9.2% to a record $808.9 million

–	Fourth-quarter adjusted earnings per share grew 36.4% to $0.30

–	Full-year 2014 revenue increased 2.6% to a record $2.76 billion

–	Full-year adjusted earnings per share grew 13.3% to $1.62

Rockford, Michigan, February 17, 2015 — Wolverine Worldwide (NYSE: WWW) today reported financial results for the fourth quarter and fiscal year ended January 3, 2015. Adjusted financial results exclude restructuring, acquisition-related integration and debt extinguishment costs.

“We had a strong close to the year, with nine of our 16 brands generating double-digit revenue growth in the fourth quarter, and our two largest brands, Merrell and Sperry, delivering mid single-digit and high single-digit revenue growth, respectively,” commented Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “I am equally pleased with our full-year performance, which was highlighted by our fifth consecutive year of record revenue, as well as record adjusted earnings. We believe the strategic investments we are planning for our brands position us to capitalize on the many opportunities we've identified to accelerate our growth around the world.”

FOURTH QUARTER 2014 REVIEW

–
Consolidated revenue increased to a record $808.9 million, representing growth of 9.2% versus prior year revenue of $740.8 million, with each of the Company's three brand operating groups contributing to the quarter's revenue growth. On a constant currency basis, revenue grew 10.1%.

–
Gross margin was 37.1%, a decrease of 10 basis points versus prior year reported gross margin and a decrease of 110 basis points versus prior year adjusted gross margin. The gross margin decline was driven primarily by a negative mix shift in international markets, the impact of inventory liquidation related to the Company’s previously announced Strategic Realignment Plan and incremental LIFO expense.

–
Adjusted operating expenses were $247.1 million, an increase of 0.6% versus the prior year, and included a solid double-digit increase in brand marketing investment. As a percentage of revenue, adjusted operating expenses were 30.5%, compared to 33.2% in the prior year. The decrease as a percentage of revenue was driven primarily by the strong revenue growth in the quarter and lower pension expense. Reported operating expenses were $270.5 million, an increase of 5.1% versus the prior year.

–
Adjusted diluted earnings per share increased 36.4% to $0.30, compared to an adjusted $0.22 per share in the prior year. Reported diluted earnings per share were $0.10, compared to a loss of $0.02 per share in the prior year.

–
Operating free cash flow was a record $189.4 million, enabling the Company to reduce interest-bearing debt by $195.7 million, including $175 million of voluntary principal payments, a portion of which were funded by the Company's new accounts receivable financing facility.

FULL YEAR 2014 REVIEW

–
Consolidated revenue was a record $2.76 billion, representing growth of 2.6% versus prior year revenue of $2.69 billion. Foreign exchange had a minimal impact on full-year revenue growth. High single-digit growth from the Heritage Group and mid single-digit growth from the Performance Group were partially offset by the expected low single-digit revenue decline from the Lifestyle Group.

–	Adjusted gross margin decreased 40 basis points to 39.4%. Reported gross margin decreased 30 basis points to 39.3%.

–
Adjusted operating expenses were $815.2 million, a decrease of 1.8% versus the prior year. As a percentage of revenue, adjusted operating expenses declined 130 basis points to 29.5%, driven by lower pension and incentive compensation expense. Reported operating expenses were $856.4 million, a decrease of 1.8% versus the prior year.

–	Adjusted operating margin increased 90 basis points to 9.9%. Reported operating margin was 8.3%, an increase of 120 basis points versus the prior year.

–
Adjusted diluted earnings per share increased 13.3% to $1.62, compared to $1.43 per share in the prior year. Reported diluted earnings per share were $1.30, compared to $0.99 per share in the prior year.

–	Inventory decreased 3.3% versus the prior year.

–
Operating free cash flow for the full year was a record $279.8 million. The Company ended the year with cash and cash equivalents of $223.8 million and net debt of $677.0 million, with the latter down $258.8 million versus the prior year.

“The Company delivered strong financial results in the fourth quarter and fiscal 2014. We are extremely pleased that our outstanding full-year operating cash flow enabled us to reduce our net debt by over $250 million while still investing behind our brands and maintaining our cash dividend to shareholders,” commented Don Grimes, Senior Vice President and Chief Financial Officer. “In what continues to be a volatile global macroeconomic and retail environment, we delivered full-year revenue growth across almost all geographic regions, which is a testament to the broad acceptance of our brands by consumers around the world. Double-digit revenue growth in Asia Pacific, high single-digit growth in EMEA and mid single-digit growth in Latin America - important regions for future growth across our portfolio - were partially offset by flat revenue in the U.S. and a low single-digit decline in Canada, with the latter significantly impacted by foreign currency headwinds.”

MULTI-YEAR INVESTMENT PLAN AND FISCAL 2015 GUIDANCE
In order to capitalize on opportunities for accelerated growth around the world, last month the Company announced plans to significantly increase brand-building investments in fiscal 2015. Specifically, the Company intends to increase its investments behind consumer-demand creation, omnichannel initiatives and international expansion - all focused on deepening connections with consumers, elevating brand awareness and driving sustained growth for the portfolio. The Company plans to incrementally invest approximately $30 million in these brand-building initiatives in fiscal 2015.

Given the global nature of the Company’s operations, the significantly stronger U.S. dollar versus the Canadian dollar, euro and British pound is expected to have a meaningful negative impact on reported fiscal 2015 results. Further, the continued strengthening of the U.S. dollar since the beginning of this calendar year is the primary driver of the Company's current outlook for fiscal 2015, as detailed below.

For 2015, the Company now expects:

–
Consolidated reported revenue in the range of $2.82 billion to $2.87 billion, representing growth in the range of approximately 2% to 4% versus the prior year, reflecting negative foreign exchange, the impact of retail store closures associated with the Company's realignment plan and the exit of the Patagonia Footwear license. Constant currency revenue growth is expected in the range of approximately 5% to 7%.

–
Adjusted operating margin to decline approximately 80 basis points, driven primarily by the incremental brand-building investments and higher pension expense, partially offset by modest gross margin expansion. Reported operating margin is expected to be approximately flat to the prior year.

–	Modestly lower interest expense of approximately $40 million.

–	A modestly higher effective tax rate of approximately 27.5%.

–	Diluted weighted average shares outstanding of approximately 101 million.

–
Adjusted diluted earnings per share in the range of $1.53 to $1.60, reflecting the incremental brand-building investments, higher pension expense and the negative impact of foreign exchange. Constant currency adjusted earnings per share is expected in the range of $1.71 to $1.78. Reported diluted earnings per share is expected in the range of $1.46 to $1.53.

“The significant incremental investments we are planning for 2015 - which we expect to benefit primarily fiscal 2016 and beyond - represent the next step in achieving the Company’s vision of building the most admired family of performance and lifestyle brands on earth,” commented Mr. Krueger. “We believe 2015 is the right time to make these investments and expect this, along with our ongoing global expansion strategies, to position our Company for accelerated growth and drive significant future shareholder value.”

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding 2014 financial and operational performance, expected 2015 financial performance, 2015 investment plans and benefits, future growth plans, future growth in shareholder value, and effectiveness of the Company’s business model. In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the Company's ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; the shift in consumer shopping and buying patterns including the increased shift to e-commerce and mobile platforms; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	Quarter Ended		Fiscal Year Ended
	January 3, 2015	December 28, 2013	January 3, 2015	December 28, 2013
Revenue	$808.9	$740.8	$2,761.1	$2,691.1
Cost of goods sold	508.4	457.8	1,673.8	1,619.0
Restructuring costs	0.4	7.6	1.0	7.6
Gross profit	300.1	275.4	1,086.3	1,064.5
Gross margin	37.1%	37.2%	39.3%	39.6%

Selling, general and administrative expenses	247.1	245.7	815.2	830.0
Acquisition-related integration costs	8.8	11.0	15.2	41.5
Restructuring costs	14.6	0.7	26.0	0.7
Operating expenses	270.5	257.4	856.4	872.2
Operating expenses as a % of revenue	33.4%	34.7%	31.0%	32.4%

Operating profit	29.6	18.0	229.9	192.3
Operating margin	3.7%	2.4%	8.3%	7.1%

Interest expense, net	14.0	14.7	45.4	52.0
Debt extinguishment costs	1.3	13.1	1.3	13.1
Other expense (income), net	1.2	(2.5)	1.7	(0.5)
	16.5	25.3	48.4	64.6
Earnings (loss) before income taxes	13.1	(7.3)	181.5	127.7

Income tax expense (benefit)	1.9	(6.0)	47.6	26.7
Effective tax rate	14.5%	81.4%	26.2%	20.9%

Net earnings (loss)	11.2	(1.3)	133.9	101.0

Less: net earnings attributable to noncontrolling interest	0.5	0.4	0.8	0.6
Net earnings (loss) attributable to Wolverine World Wide, Inc.	$10.7	$(1.7)	$133.1	$100.4
Diluted earnings (loss) per share	$0.10	$(0.02)	$1.30	$0.99

Supplemental information:
Net earnings (loss) used to calculate diluted earnings per share	$10.5	$(1.7)	$130.3	$98.2
Shares used to calculate earnings per share	100.3	97.3	100.1	98.9
Weighted average shares outstanding	101.7	100.6	101.4	100.3

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(in millions)

	January 3, 2015	December 28, 2013
ASSETS
Cash and cash equivalents	$223.8	$214.2
Accounts receivables, net	312.7	398.1
Inventories, net	414.0	428.2
Other current assets	91.7	77.5
Total current assets	1,042.2	1,118.0
Property, plant and equipment, net	136.8	151.9
Goodwill and other indefinite-lived intangibles	1,129.3	1,135.8
Other non-current assets	196.2	216.5
Total assets	$2,504.5	$2,622.2

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$294.0	$276.0
Current maturities of long-term debt	46.7	53.3
Total current liabilities	340.7	329.3
Long-term debt	854.1	1,096.7
Other non-current liabilities	371.7	354.8
Stockholders' equity	938.0	841.4
Total liabilities and stockholders' equity	$2,504.5	$2,622.2

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	Fiscal Year Ended
	January 3, 2015	December 28, 2013
OPERATING ACTIVITIES:
Net earnings	$133.9	$101.0
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	53.3	56.2
Deferred income taxes	(19.1)	(27.8)
Stock-based compensation expense	25.1	28.2
Excess tax benefits from stock-based compensation	(5.6)	(3.4)
Pension expense	11.9	37.3
Debt extinguishment costs	1.3	13.1
Restructuring costs	27.0	8.3
Other	(0.1)	(8.1)
Changes in operating assets and liabilities	86.9	(2.5)
Net cash provided by operating activities	314.6	202.3

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(30.0)	(41.7)
Investment in joint ventures	(1.1)	(2.5)
Other	(3.7)	(0.5)
Net cash used in investing activities	(34.8)	(44.7)

FINANCING ACTIVITIES:
Borrowings of long-term debt	—	775.0
Payments of long-term debt	(249.8)	(875.0)
Payments of debt issuance costs	—	(2.3)
Cash dividends paid	(24.0)	(23.7)
Purchases of shares under employee stock plans	(10.5)	(0.8)
Proceeds from the exercise of stock options	7.3	8.6
Excess tax benefits from stock-based compensation	5.6	3.4
Contributions from noncontrolling interest	1.0	2.0
Net cash used in financing activities	(270.4)	(112.8)

Effect of foreign exchange rate changes	0.2	(2.0)
Increase in cash and cash equivalents	9.6	42.8

Cash and cash equivalents at beginning of the year	214.2	171.4
Cash and cash equivalents at end of the year	$223.8	$214.2

REPORTED REVENUE BY OPERATING GROUP
(Unaudited)
(in millions)

	Quarter Ended
	January 3, 2015		December 28, 2013		Change
	Revenue	% of Total	Revenue	% of Total	$	%
Revenue:
Lifestyle Group	$279.3	34.5%	$265.3	35.8%	$14.0	5.3%
Performance Group	273.6	33.8%	251.3	33.9%	22.3	8.9%
Heritage Group	221.5	27.4%	193.7	26.1%	27.8	14.4%
Other	34.5	4.3%	30.5	4.2%	4.0	13.1%
Total	$808.9	100.0%	$740.8	100.0%	$68.1	9.2%

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL 2014 Q4 REPORTED REVENUE TO
REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(in millions)

	GAAP Basis Fiscal 2014 Q4	Foreign Exchange Impact	Fiscal 2014 Q4 Constant Currency Basis

Revenue	$808.9	$6.5	$815.4

RECONCILIATION OF FISCAL 2013 Q4 REPORTED GROSS PROFIT TO
GROSS PROFIT ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Fiscal 2013 Q4	Restructuring Costs	As Adjusted Fiscal 2013 Q4

Gross profit	$275.4	$7.6	$283.0

Gross margin	37.2%		38.2%

RECONCILIATION OF FISCAL 2014 Q4 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Fiscal 2014 Q4	Acquisition-Related Integration and Restructuring Costs	As Adjusted Fiscal 2014 Q4

Operating expenses	$270.5	$(23.4)	$247.1

Operating expenses as a % of revenue	33.4%		30.5%

RECONCILIATION OF FISCAL 2013 Q4 REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Fiscal 2013 Q4	Acquisition-Related Integration and Restructuring Costs	As Adjusted Fiscal 2013 Q4

Operating expenses	$257.4	$(11.7)	$245.7

Operating expenses as a % of revenue	34.7%		33.2%

RECONCILIATION OF FISCAL 2014 Q4 REPORTED DILUTED EPS TO DILUTED EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED INTEGRATION, RESTRUCTURING AND
DEBT EXTINGUISHMENT COSTS*
(Unaudited)

	GAAP Basis Fiscal 2014 Q4	Acquisition-Related Integration, Restructuring and Debt Extinguishment Costs	As Adjusted Fiscal 2014 Q4

Diluted earnings per share	$0.10	$0.20	$0.30

RECONCILIATION OF FISCAL 2013 Q4 REPORTED DILUTED EPS TO DILUTED EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED INTEGRATION, RESTRUCTURING AND DEBT EXTINGUISHMENT COSTS*
(Unaudited)

	GAAP Basis Fiscal 2013 Q4	Acquisition-Related Integration, Restructuring and Debt Extinguishment Costs	As Adjusted Fiscal 2013 Q4

Diluted earnings per share	$(0.02)	$0.24	$0.22

COMPONENTS OF OPERATING FREE CASH FLOW*
(Unaudited)
(in millions)

	Quarter Ended January 3, 2015	Fiscal Year Ended January 3, 2015

Net cash provided by operating activities	$199.9	$314.6
Net cash used in investing activities	(10.5)	(34.8)
Operating free cash flow	$189.4	$279.8

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED GROSS PROFIT TO
GROSS PROFIT ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2014	Restructuring Costs	As Adjusted Full-Year 2014

Gross profit	$1,086.3	$1.0	$1,087.3

Gross margin	39.3%		39.4%

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED GROSS PROFIT TO
GROSS PROFIT ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2013	Restructuring Costs	As Adjusted Full-Year 2013

Gross profit	$1,064.5	$7.6	$1,072.1

Gross margin	39.6%		39.8%

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2014	Acquisition-Related Integration and Restructuring Costs	As Adjusted Full-Year 2014

Operating expenses	$856.4	$(41.2)	$815.2

Operating expenses as a % of revenue	31.0%		29.5%

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED OPERATING EXPENSES TO
OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2013	Acquisition-Related Integration and Restructuring Costs	As Adjusted Full-Year 2013

Operating expenses	$872.2	$(42.2)	$830.0

Operating expenses as a % of revenue	32.4%		30.8%

RECONCILIATION OF FISCAL FULL-YEAR 2014 REPORTED OPERATING
PROFIT TO OPERATING PROFIT ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2014	Acquisition-Related Integration and Restructuring Costs	As Adjusted Full-Year 2014

Operating profit	$229.9	$42.2	$272.1

Operating margin	8.3%		9.9%

RECONCILIATION OF FISCAL FULL-YEAR 2013 REPORTED OPERATING
PROFIT TO OPERATING PROFIT ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2013	Acquisition-Related Integration and Restructuring Costs	As Adjusted Full-Year 2013

Operating profit	$192.3	$49.8	$242.1

Operating margin	7.1%		9.0%

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED DILUTED EPS
TO DILUTED EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED INTEGRATION, RESTRUCTURING AND DEBT EXTINGUISHMENT COSTS*
(Unaudited)

	GAAP Basis Full-Year 2014	Acquisition-Related Integration, Restructuring and Debt Extinguishment Costs	As Adjusted Full-Year 2014

Diluted earnings per share	$1.30	$0.32	$1.62

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED DILUTED EPS
TO DILUTED EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED INTEGRATION, RESTRUCTURING AND DEBT EXTINGUISHMENT COSTS*
(Unaudited)

	GAAP Basis Full-Year 2013	Acquisition-Related Integration, Restructuring and Debt Extinguishment Costs	As Adjusted Full-Year 2013

Diluted earnings per share	$0.99	$0.44	$1.43

RECONCILIATION OF REPORTED DEBT TO NET DEBT*
(Unaudited)
(in millions)

	Fiscal 2014 Q4	Fiscal 2013 Q4

GAAP reported debt	$900.8	$1,150.0
Cash and cash equivalents	(223.8)	(214.2)
Net debt	$677.0	$935.8

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED REVENUE GUIDANCE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2015 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2015 Guidance Constant Currency Basis

Revenue	$ 2,820 - 2,870	$70.0	$ 2,890 - 2,940
Percentage growth	2.1 - 3.9%		4.7 - 6.5%

RECONCILIATION OF FISCAL FULL-YEAR 2015 OPERATING MARGIN GUIDANCE
TO ADJUSTED OPERATING MARGIN ADJUSTED TO EXCLUDE
ACQUISITION-RELATED INTEGRATION AND RESTRUCTURING COSTS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2015 Guidance	Acquisition-Related Integration and Restructuring Costs	As Adjusted Full-Year 2015 Guidance

Operating margin	8.3%	0.8%	9.1%

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED DILUTED EPS GUIDANCE
TO DILUTED EPS ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*
(Unaudited)

	GAAP Basis Full-Year 2015 Guidance	Restructuring Costs	As Adjusted Full-Year 2015 Guidance

Diluted earnings per share	$ 1.46 - 1.53	$0.07	$ 1.53 - 1.60

RECONCILIATION OF FISCAL 2015 FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted Full-Year 2015 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2015 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.53 - 1.60	$0.18	$ 1.71 - 1.78

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if acquisition-related integration costs, debt extinguishment costs and restructuring costs were excluded.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  In addition, the Company presents operating free cash flow and net debt as non-GAAP financial measures. The Company has defined operating free cash flow as cash provided by operating activities less cash used in investing activities.  The Company views operating free cash flow as a measure of the Company's after-tax cash flow available to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund other financing activities.  The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency basis by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.